EX-99.23(p)(84)



                                 M&G POLICY ON
                                PERSONAL ACCOUNT
                              DEALING, INVESTMENT
                              REPORTING AND GIFTS
                                  AND BENEFITS
                   (Incorporating MAGIM's SEC Code of Ethics)




                                               [M&G Investments GRAPHIC OMITTED]

CONTENTS

     1.   INTRODUCTION

     1.1  General Obligations

     1.2  Contacts

     1.3  Initial, Quarterly and Annual declarations

     2.   DEFINITIONS

     2.1  Employees

     2.2. Connected Person

     2.3. Beneficial Interest

     2.4. Covered Securities

     3.   CONFLICTS OF INTEREST

     3.1. Personal account dealing

          3.1.1 Preclearance

          3.1.2 Aggregate value exemption

               3.1.2.1 For amounts in excess of the Aggregate value exemption

          3.1.3 Guidance for Equities Investment Professionals

          3.1.4 Reporting of transactions

          3.1.5 Discretionary managed portfolio

          3.1.6 Trusts

          3.1.7 Syndicate deals by Employees

          3.1.8 Shareclubs or investment clubs

          3.1.9 Prohibitions

          3.1.10  Restrictions

     3.2. Personal investment reporting

          3.2.1 Initial  Declaration and Statement of Investments Held (Appendix
                C)

          3.2.2 Quarterly   Declaration   and,  if   applicable,   Statement  of
                Investments (Appendix D)

          3.2.3 Annual Declaration and Statement of Investments Held

     3.3. Policy on acceptance of Gifts and Benefits

          3.3.1 Inducement

          3.3.2 Guidelines

          3.3.3 Approval

          3.3.4 Managers responsibility

     4.   OTHER POLICIES APPLYING TO ALL M&G STAFF

     5.   CONTROLS

     6.   RECORDS

     Table 1 Financial Instruments and their Reporting Requirements

     Appendix A Gifts and Benefits Form

     Appendix B Request for Permission to Deal

     Appendix C Statement of Investments Held

     Appendix D Quarterly Statement of Investments


Effective from 30th June 2007

1.   INTRODUCTION

     This document sets out M&G's policy on personal account dealing, investment reporting and the giving and receiving of gifts and benefits. It also fulfils the SEC's (Securities and Exchange Commission, the US financial services regulator) requirements that MAGIM has in place a Code of Ethics.

     Employees are reminded that where their own interest is in conflict with that of a client then they must either put the interests of the M&G client ahead of their own or declare themselves conflicted and ask someone else to deal with the particular matter.

     1.1  GENERAL OBLIGATIONS

     As an employee of MAGIM you are expected to maintain the highest ethical and professional standards. This means before taking any action in respect to personal account dealing you should consider whether it would conflict with any company or FSA policy - see section 4.

     It is stressed that the consequences of breaching the FSA Code of Market Conduct are extremely serious and will potentially make you liable to prosecution under the Criminal Justice Act 1993 (CJA.) If you are going to either undertake a personal account deal or influence another person, you should make yourself familiar with the requirements of the Code of Market Conduct.

     If you have any doubt you should either not undertake the action or seek guidance from MAGIM Compliance.

     1.2  CONTACTS

     General enquires Samantha Kirk on ext. 2886 or Aaron Guilder on ext. 2376.

     M&G Intranet password resets for 'The I' Leigh Sanders on Ext. 3354

     1.3  INITIAL, QUARTERLY AND ANNUAL DECLARATIONS AND STATEMENTS

     Via 'The I'. You can either directly access the relevant declaration via an email sent from MAGIM SEC at the end of each quarter and year or, manually log into 'The I' and click on the Regulatory tab which will show each Regulatory programme you have been required to undertake and its status.

     Appendix C Statement of Investments Held and Appendix D Quarterly Statement of Investments can be found at the end of this policy.

2.   DEFINITIONS

     2.1. EMPLOYEES

     Anyone who works in Governor's House or anyone who works outside Governor's House and who has access to FODB, Quasar, OMS, Latent Zero, CAMS, XAMIN, STP or EUC. (Note: For the purposes of the SEC, MAGIM considers that this Policy meets all the requirements for the SEC definition of an 'Access' and 'Supervised Person'.)

     2.2. CONNECTED PERSON

     Anyone connected to an Employee by reason of a domestic, business relationship or any other relationship (other than as a customer of M&G).

     If an Employee HAS INFLUENCE over that person's judgment or advises that person as to how to invest his/her property or procures any rights attached to their investment they are deemed to be a Connected Person and you will need to seek preclearance for any relevant transaction undertaken and adhere to the policy's reporting requirements (see Table 1).

     If you do not exercise ANY INFLUENCE on the investment decisions of a Connected Person you do not need to adhere to this Policy for that person. This of course has to depend on your judgment. The point you must take seriously is that if it subsequently becomes clear that you do have influence and have exerted it, this will be a breach of the Policy.

     Examples of Connected Person may therefore be an Employee's spouse, partner, cohabiter, or child, stepchild or adopted child under the age of
     18. A Connected Person may also be any of the following:

     o a company in which one or more Employees and/or any Connected Person who has an interest in 20% or more of the equity capital or is entitled to exercise or control more than 20% of the voting power;

     o a Trustee of a trust under which an Employee, his/her spouse, child, stepchild or adopted child under the age of 18, or a company as defined above, is a beneficiary or a discretionary object, and

     o    a trust of which an Employee or Connected Person is a settlor.

     2.3. BENEFICIAL INTEREST

     Generally  includes ownership of securities from which a person enjoys some
     economic   benefits  which  are   substantially   equivalent  to  ownership
     regardless of who is the registered owner.

     You are considered to have a Beneficial Interest in

     o securities which you hold for your own benefit in bearer form, registered in your own name or otherwise, whether or not the securities are owned individually or jointly;

     o securities held in the name of your spouse, minor children or other dependent relatives;

     o securities held by others for your benefit, such as securities held by a Trustee, executor or administrator or by custodians, brokers or relatives;

     o securities owned by a partnership of which you are a member, unless that partnership has delegated fund management to an independent manager to whom full discretion is granted;

     o securities held by a corporation which can be regarded as your personal holding company; and

     o securities recently purchased by you and awaiting transfer into your name.

     'Beneficial Interest' does not include ownership of securities over which you have a substantial measure of control but in which neither you nor your family have any direct or indirect beneficial interest (e.g. securities held by a Trust of which you are Trustee but not a direct or indirect beneficiary.)

     2.4. SECURITIES

     Security is defined very broadly for the purposes of this Policy. It means any note, stock, bond, debenture, investment contract or limited partnership interest and includes any rights to acquire or dispose of any security (i.e options, warrants, futures, contracts) and investments in investment funds, hedge funds and investment clubs.

     It does not include: unit Trusts, OEICS, unitised savings products (where the fund is not managed by Prudential or an associate and it is forward priced.) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality shortterm debt instruments, including repurchase agreements.

     Contributions by salary deductions to the staff pension schemes of either M&G or Prudential and any contribution to your AVC accounts to either of these schemes are not covered. All other AVCs, FSAVCs and FURBs are. Table 1 sets this information out, but if you have any uncertainty as to whether an investment falls within scope, please contact Compliance for guidance.

3.   CONFLICTS OF INTEREST

     3.1. PERSONAL ACCOUNT DEALING

     The SEC and FSA require MAGIM to take reasonable steps to ensure that when an Employee undertakes personal account transactions that these do not conflict with the interests of M&G or its clients.

     Employees can choose who they conduct personal deals through although they must, unless otherwise agreed by Compliance, deal within 24hours from the date and time that the permission was granted by the authorising officer (i.e. the deal must be placed with a broker, or placed in the post within 24hours.)

          3.1.1 PRECLEARANCE

          You are required in respect of relevant securities (see table 1), to seek preclearance prior to dealing, by completing a Request for Permission to Deal (RFPTD) form (Appendix B). If you are an Equities Investment Professional (EIP) further approval will be required. Equities Investment Professionals should read and follow the guidance set out at 3.1.3.

          The decision of the Dealing Desk in granting or refusing an Employee permission to deal is final. No explanation will be offered to an Employee, nor should one be sought. If permission to deal is refused by the Dealing Desk, you may reapply once 24hours has elapsed from the time that the refusal was given.

          3.1.2 AGGREGATE VALUE EXEMPTION

          The value of a transaction which is deemed not to conflict with the interests of M&G or its clients see Appendix B (Box 5) for thresholds.

               3.1.2.1 FOR AMOUNTS IN EXCESS OF THE AGGREGATE VALUE EXEMPTION

               o ascertain from the relevant Dealing Desk (Appendix B (Box 2) if the security is currently being worked or if there is an open order.

               Obtain a dealer's signature to confirm that it is not. If it is, the trade will NOT be allowed;

               o obtain a printout from the Dealing Desk to show whether or not there has been any dealing in the security by any fund during the preceding two business days (Box 3). If there has been, the trade will NOT be allowed;

               o    obtain an Approving  signature from the relevant area.  (Box
                    4).

          3.1.3 GUIDANCE FOR EQUITIES INVESTMENT PROFESSIONALS ("EIPS")

          It is vital that any potential conflict of interest that exists between EIPs and our clients when an EIP carries out a personal account transaction in a financial instrument that is, or is to be, the subject of an internal recommendation (to buy or sell a financial instrument) is effectively managed. Hence EIPs are subject to stricter requirements in relation to such securities.

          An EIP should not undertake a personal transaction in a financial instrument on which that individual has made a recommendation until two business days after the issue of the formal recommendation. To demonstrate that a formal recommendation has been made it must be issued on a recognised means of communication, i.e on `The Source', or emailed to the wider Investment team. For the sake of clarity, a recommendation made at the morning meeting will be deemed to meet this requirement when the minutes of that meeting are issued.

          For the avoidance of doubt, an EIP should not undertake a personal account transaction in the financial instrument if he/she is about to make a recommendation or is aware that another investment professional is about to make a recommendation.

          EIPs are expected to complete all 4 boxes for all transactions, whether subject to the

          Aggregate Value Exemption, or not.

          The dealer or ultimate approver can exercise a right to decline the order if he/she feels a possible conflict exists, or may be seen to exist, thus potentially harming M&G's reputation.

          3.1.4 REPORTING OF TRANSACTIONS

          If permission to deal is granted you must forward the original RFPTD form to MAGIM Compliance.

          A copy of the contract note must be supplied as soon as possible after receipt and in any event no later than 10 days after the date the transaction took place.

          3.1.5 DISCRETIONARY MANAGED PORTFOLIO

          It is permissible for Employees to have a discretionary managed portfolio provided that the portfolio is individually managed by a reputable independent manager to whom full investment discretion is granted.

          Employees must not participate or influence investment decisions, nor must they be aware of such decisions until after the transactions are effected.

          3.1.6 TRUSTS

          If an Employee is a Trustee  (or a member of the  Trustee's  immediate family) and has a direct or indirect Beneficial Interest then both preclearance and reporting requirements apply. If an Employee is one of two or more Trustees (as opposed to a sole Trustee), the Trust should not deal when the Employee is unable to deal. As a coTrustee they should inform the other Trustee(s) of their situation in order to enable them to anticipate possible difficulties with dealing. The Trustees may deal using their own choice of broker or other organisation. Copy contract notes should be supplied.

          3.1.7 SYNDICATE DEALS BY EMPLOYEES

          A syndicate deal for this purpose is one where two or more Employees agree to participate in a deal. The deal is effected by one of the participants (the lead investor) whose name then appears on the contract note. The lead investor settles direct with the broker for the full amount and then resettles privately with the other participant(s).

          There is no objection to this practice under FSA rules but MAGIM requires that:

          o syndicate dealing is authorised in principle by MAGIM. The requirement will be met if the names of the syndicate members, specifying the lead investor, and their proportions of the nominal of the total deal, are provided at the time permission to deal is sought so they can be recorded on the back of the Request for Permission to Deal FPTD form (Appendix A); and

          o the names of the syndicate members and their relevant proportions of the deal are recorded at the time of the deal. Please note the following additional "inhouse" requirements:

          o no investor must provide, or offer to provide, investment advice to the other syndicate members; and

          o this Policy must be observed at all times; in particular the need for individual syndicate members to retain adequate documentation of their own proportion of all syndicate deals.

          3.1.8 SHARECLUBS OR INVESTMENTS CLUBS

          If an Employee is a member of a share or investment club outside of work or influences the investment decisions made on behalf of the club, then he must apply for permission to deal in the usual way. The remaining members of the club must not deal if the Employee is unable to deal.

          As a member of the club an Employee should inform his fellow members of this Policy in order to enable them to anticipate possible difficulties with dealing.

          3.1.9 PROHIBITIONS

          The following are strictly  prohibited  for all Employees or Connected
          Persons:

          o    dealing  when the  security is listed on M&G  Restricted  Dealing
               List;

          o dealing when in possession of information which if publicly known would materially impact the price of a `fund' managed by MAGIM which can be traded with another party without reference to its next formal pricing, for example shares in Episode.

          o    dealing in contravention of The FSA's Code of Market Conduct;

          o bear or short transactions (the sale of an investment not already owned);

          o "taking" money for conventional options and undertaking sales of traded options unless they are fully covered by stock or cash margin;

          o acquisitions of any securities in a privatisation or new issue unless the application is made on a public application form which does not show that the applicant is associated with M&G. Prior approval via the preclearance procedure must be sought unless a general clearance notice has been issued. Multiple applications for new issues are prohibited;

          o the purchase and sale, or sale and purchase of the same (or equivalent) securities within 7 business days. An exception to this restriction is where a "stop/loss" instruction, placed by an individual with a broker at the time of placing a relevant trade, needs to be undertaken. (Note: Employees and Connected Persons are discouraged from short term dealing. Normally the Company would expect investments to be held for a minimum of sixty days.

          If repeated short term trades are identified then the individual concerned may be required to explain to Compliance in writing, with supporting evidence, the reasons for the trades and may in future be required to document these before dealing.); and

          o traded options or considerations of a shortterm nature on Prudential plc shares.

          3.1.10 RESTRICTIONS

          Unless otherwise agreed, no

          o credit or special dealing facilities shall be sought or held with a broker or counterparty;

          o Employee of M&G shall serve on the Board of Directors of any publicly traded company without the permission of the Board of M&G Limited.

          3.2. PERSONAL INVESTMENT REPORTING

          The following reports must be submitted by Employees and Connected Persons (see 2.2).

          3.2.1 INITIAL STATEMENT OF INVESTMENTS HELD

          An online declaration AND completed Appendix C Initial Statement of Investments Held, made no later than 10 business days after becoming an permanent Employee of M&G (which information must be current as of a date no more than 30 business days prior to the date the person becomes an Employee.) NOTE: IF YOU DO NOT HOLD ANY SECURITIES WHICH REQUIRE REPORTING YOU ARE STILL REQUIRED TO FORWARD A SIGNED AND DATED NIL RETURN. FOR RELEVANT SECURITIES COVERED SEE TABLE 1.

          3.2.2 QUARTERLY STATEMENT OF INVESTMENTS

          If you have not bought or sold any relevant securities (see Table 1) you are required to make an online declaration no later than 10 business days after the end of each calendar quarter. If you HAVE bought or sold any relevant securities you are required to make an online declaration AND complete Appendix D: Quarterly Statement of
          Investments/forward a statement of your account in which the trade took place.

          3.2.3 ANNUAL STATEMENT OF INVESTMENTS HELD

          An online declaration no later than 10 business days after the last working day of the previous year (which information must be current as at no earlier than the 30th November of the previous year) AND Appendix C: Annual Statement of Investments Held. NOTE: IF YOU DO NOT HOLD ANY SECURITIES WHICH REQUIRE REPORTING YOU ARE STILL REQUIRED TO FORWARD A SIGNED AND DATED NIL RETURN. FOR RELEVANT SECURITIES COVERED SEE TABLE 1.

          NOTE: as far as PEPs, ISAs, Personal Pension Plans and other regular savings plans are concerned, where the Manager does not supply contract notes then we are happy for you to supply copies of the semiannual statements within 10 business days of receipt by you.

     3.3. POLICY ON ACCEPTANCE OF GIFTS AND BENEFITS

     Due to the nature of our business and market position, it has always been important that we ensure that we are not exposed to claims of inducement , bribery or dishonesty in our dealings with third parties and our Gifts and Benefits policy has been specifically designed to reflect this.

          3.3.1 INDUCEMENT

          An inducement can be described as any gift, hospitality, bribe or favour given with the express purpose of the giver expecting something specific in return. This may range from the giving of sensitive information to placement of business and in the case of bribery will usually be combined with express personal gain for the recipient.

          In the normal course of business, gifts and hospitality in particular are a natural and accepted business practice, cementing partnerships and improving local relations. Naturally, this is acceptable where the gift or hospitality is not excessive, is in proportion to the nature of the relationship and will not induce the recipient to place business with the offerer.

          3.3.2 GUIDELINES

          Responsibility rests with the individual and the attached criteria surrounding restrictions and thresholds have been provided in order to give guidance on what the company feels is acceptable. Details of which can be found on the Gifts and Benefits form (Appendix A.)

          3.3.3 APPROVAL

          Where gifts and/or hospitality are approved, that approval is subject to a formal declaration. However, final approval will always be at the Manager's discretion.

          3.3.4 MANAGERS RESPONSIBILITY

          Managers will review the Gifts and Benefits form request taking the following points into account

          o    whether your acceptance presents a conflict of interest;
          o the frequency of gifts and hospitality accepted by you in a given period;
          o the frequency of gifts and hospitality proffered by the offering company in a given period, and
          o consistency with other managers, particularly in regard to group events and whether annual leave was given to attend.

          THE FORM SHOULD THEN BE SENT TO SAMANTHA KIRK, MAGIM COMPLIANCE.

4.   OTHER POLICIES APPLYING TO ALL M&G STAFF

     All staff must also be aware of and follow the following company and FSA policies:
     o    Public Interest Disclosure Policy;
     o    M&G Group AntiBribery Policy;
     o    Prudential plc - Group Code of Business Conduct;
     o Prudential plc - The Political Parties Elections and Referendums Act (PPERA);
     o    Prudential plc - (M&G) Chinese Wall Procedure;
     o    Prudential plc (M&G) Audit Procedures;
     o Prudential plcShare Dealing Code - if an Employee who has been informed by Group Secretariat that the Prudential Share Dealing Code applies to them then as well as following the Code they must ALSO receive clearance from Prudential plc when dealing in Prudential plc shares;
     o    FSA The Principles and
     o FSA Code of Market Conduct, which incorporates the UK's implementation of the Market Abuse Directive (MAD).

5.   CONTROLS

     The Compliance Officer will undertake an annual review of this Policy to determine that it remains relevant and has been adhered to in the preceding twelve months, and make any recommendations for improvement.

6.   RECORDS

     Compliance will maintain, on a secure computer file, sufficient details of all personal account dealing transactions. Personal Investment Reporting and any other associated information provided with these returns, are held in a secure cabinet with access restricted to Nigel Boyling and Samantha Kirk.

     Records will be securely stored and maintained for a period of 5years, after which time they will be destroyed via a high security certified document destruction company.

TABLE 1: FINANCIAL INSTRUMENTS AND THEIR REPORTING REQUIRMENTS

----------------------------------------------------  ---------------- -------------------- ------------------- ------------------
                                                      |                                 ACTION                                   |
----------------------------------------------------  ---------------- -------------------- ------------------- ------------------
ITEM                                                   BEFORE           IMMEDIATELY         WITHIN 10           ANNUAL WITHIN
                                                       DEALING          AFTER DEALING       BUSINESS DAYS       10 BUSINESS DAYS
                                                                                            OF END OF           OF YEAR END
                                                                                            CALENDAR QUARTER
----------------------------------------------------  ---------------- -------------------- ------------------- ------------------
----------------------------------------------------  ---------------- -------------------- ------------------- ------------------
1. Publicly traded equities, ETFs & corporate bonds,  Complete Pre     Supply MAGIM         Nothing              Report all holdings
spread betting (excl. nonfinancial events), futures,  clearance form   compliance with                           (Appendix C)
warrants, contracts for differences, venture capital  (Appendix B)     a copy of Appendix
trusts and enterprise investment schemes.                              B and contract note
See note A below.
----------------------------------------------------  ---------------- -------------------- ------------------- ------------------
1. Mutual funds (other than as exempted in 2. below);  Nothing         Nothing              Report transactions  Report all holdings
2. Personal pensions, AVCs , FSAVCs and FURBS;                                              supply regular       (Appendix C)
   (other than as exempted in  1. below)                                                    statements as they
3. Equity ISA and PEPs;                                                                     become available
4. UK UnitLinked life and pension funds (UnitLinked                                         (Appendix D)
   funds) othan than as exempted in 3 below, and
5. Government bonds
SEE NOTE A BELOW.
----------------------------------------------------  ---------------- -------------------- ------------------- ------------------
1. Contributions by salary deductions to the staff    Nothing          Nothing              Nothing               Nothing
   pension schemes of either Prudential or M&G
   and any contribution to your AVC accounts to
   either of these schemes.
2. UK Authorised Unit Trusts and OEICS where
   Prudential or any of its affiliates is not involved
   in the management of the fund, and the fund is
   forward priced, or the fund is historically priced
   but you request and receive a forward price;
3. UnitLinked funds invested in 2, or UnitLinked
   funds invested in the above or a combination
   of these as long as these are forward priced
   (if this is not the case please contact Compliance);
4. Cash ISA's;
5. Bankers' acceptances, Bank certificates of deposit,
   commercial paper and high quality short-term debt
   instruments, including repurchase agreements
   (including discretionary managed portfolios.);
6. Any account over which the you have no direct or
   indirect influence or control;
7. M&G LTIP;
8. With profits endowment policies;
9. Prudence bond, or equivalent with profits product;
10.any product issued by the National Savings
   and Investments;
11. Child bonds;
12. Prudential SAYE until you exercise your option
    (thereafter treat as equities) and
13. Spread betting on nonfinancial events,
     for example cricket.
----------------------------------------------------  ---------------- -------------------- ------------------- ------------------
NOTE A if your trade is:                              Nothing           Nothing             Report all holdings  Report all holdings
1. The acceptance of an offer to subscribe for a                                            or supply regular    or supply regular
   "rights" or Scrip issue on an existing holding;                                          statements as they   statements as they
2. The disposal of such rights in nilpaid form;                                             become available     become available
3. The acceptance of a takeover offer;                                                      (Appendix D)         (Appendix C)
4. Purchases or sales which are not voluntary,
   including automatic investment plans; or
5. Part of an automatic dividend or tax reclaim
   reinvestment plan including the setting up of
   such a plan.
---------------------------------------------------- ---------------- -------------------- ------------------- ------------------

(If the security you wish to trade/hold is not listed here please consult MAGIM Compliance on ext. 2886 or 2376.)

APPENDIX A: GIFTS AND BENEFITS FORM

THIS FOR MUST BE COMPLETED IN FULL FOR ALL GIFTS AND BENEFITS (HOSPITALITY) IN EXCESS OF (POUND) 50. Please return to Compliance Dept.


Nature of Gift or Benefit:
                           -----------------------------------------------------

                           -----------------------------------------------------

Estimated Value of Gift or Benefit:
                                    --------------------------------------------

Broker or Company making the offer:
                                    --------------------------------------------


I confirm that acceptance of the above Gift or Benefit will not induce me to carry out an activity with the party making the offer, which would conflict with the interests of M&G or its clients. Name of recipient (PLEASE PRINT):
Department:

--------------------------------------------------------------------------------

Signed by recipient:
                    ------------------------------------------------------------
Date:
                    ------------------------------------------------------------

Approved by
(PLEASE PRINT):     ------------------------------------------------------------

Signed by Line
Manager:            ------------------------------------------------------------
Date:
                    ------------------------------------------------------------

GIFTS ACCEPTANCE CRITERIA

o Up to a value of (pound)50 you may accept these gifts and you do not need to declare them.

o Between (pound)50(pound)100 you may accept these gifts and you must declare them.

o More than (pound)100 (or unhosted sports events and social hospitality events) should not be accepted, unless approved by Head of Business Unit and you must declare them.

HOSPITALITY ACCEPTANCE CRITERIA

o Everyday business lunches you may attend these events and you do not need to declare them.

o Individual invitations to social or sporting events, theatre visits, foreign travel, charity dinners etc you may accept these invitations, providing that approval is sought before the event from your manager and you must declare them. Ticketed events are considered gifts unless the giver/host is present at the event.

o Group invitations to social or sporting events such as cricket and football matches with business partners you may accept these invitations, providing that approval is sought before the event from your manager and the coordinator must declare them and detail all attendees.

All  completed  and  authorised  forms  must  be  sent to  Samantha  Kirk  MAGIM
Compliance.

               APPENDIX B: REQUEST FOR PERMISSION TO DEAL (RFPTD)

--------------------------------------------------------------------------------

Instructions (if you have any questions please contact MAGIM Compliance)

1.   Fill in Box 1
2.   Obtain Dealers signature in Box 2 (If index trade mark as N/A)
3. For all Employees who are not Equity Investment Professionals, if your deal falls within the aggregate value exemption (see Box 5 - bottom right) you can now deal.
4. FOR EQUITY INVESTMENT PROFESSIONALS OR when your transaction does not meet the aggregate value exemption you must obtain a dealers signature in Box 3, and an approver's signature in Box 4. Your transaction must be passed to your broker within 24 hours and the contract note sent to MAGIM Compliance as soon as possible thereafter.

--------------------------------------------------------------------------------

BOX 1 (completed by applicant)

Name:

Dept:

Tel:

I wish to BUY/SELL (delete as appropriate) the following security.

--------------------------------------------------------------------------------
Security Name                 Bloomberg ticker              Number of shares
                                                            or principal amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I hereby declare that this transaction in no way represents a conflict with M&G's Personal Account Dealing and Gifts and Benefits Policy document. I have no inside information nor other confidential information about the selected security, nor information which may give rise to a conflict of interest.

This trade DOES/DOES NOT (delete as appropriate) fall inside the aggregate value exemption.

I acknowledge that failure to comply with the Policy, or any written amendment, may constitute an act of gross misconduct and may result in disciplinary action.

Signature:

Date:

--------------------------------------------------------------------------------

BOX 2 (completed by the Dealing Desk); For Equities Karen Kwong, Daniel Riches, Dermot Dunphy or Jamie Templeton. For Fixed Interest Richard Frost, Warren Gethen or Sebastian Ashton.

This security is NOT on the Restricted Dealing List.

Name of dealer:

Date:

Time:

--------------------------------------------------------------------------------

BOX 3 (completed, when applicable, by the dealer)

I confirm that no customer has dealt in this security in the 2-calendar days preceding today's date. I attach a copy of the compliance print out showing any dealings in this security/these securities on the relevant OMS that are currently being worked.

Signature:

Name of dealer:

Date:

Time:

--------------------------------------------------------------------------------

BOX 4 (completed, when applicable, by approving signature)

I confirm that, as far as I am aware, there is no intention of dealing in this security for any customer in the 2-calendar days following today's date.

Permission to deal is GRANTED

Signature:

Name of approver:

Date:

Time:

APPROVING SIGNATORIES
FOR EQUITY  TRANSACTIONS
In the first instance obtain from Desk Head of security being dealt:
Jonathan  Profitt,  Mike Felton,  Nigel Booth - UK Equities
Richard Halle - European  Equities
OR in their absence
David Jane or Matthew Beardmore-Gray or Huw Jones
FOR FIXED INTEREST TRANSACTIONS
In the first instance:
Simon Pilcher, Jeremy Richards or Pam Burgess
OR in  their  absence  from
Huw  Jones or  Matthew  Beardmore-Gray
SPREAD BETTING, FUTURES, OPTIONS WARRANTS, CONTRACTS FOR DIFFERENCES, VENTURE CAPITAL TRUSTS, ENTERPRISE INVESTMENT SCHEMES
David Jane or Simon Pilcher or Ed Rosengarten

--------------------------------------------------------------------------------

BOX 5 THE AGGREGATE VALUE EXEMPTION (1) If the aggregate value of the transaction does not exceed (pound)10,000 of securities with a market capitalisation of more than (pound)500 million and less than (pound) 1 billion
(2) (pound) 25,000 for securities with a market capitalisation of (pound) 1 billion to (pound) 5 billion and (3) (pound) 50,000 for securities with a market capitalisation greater than (pound) 5 billion. In these cases only Box 1 and Box 2 need be completed. (2) Note: Equities Investment Professionals must get all boxes completed at all times.

--------------------------------------------------------------------------------

APPENDIX C: STATEMENT OF INVESTMENTS HELD

ON  COMMENCEMENT  OF   EMPLOYMENT/ANNUAL   STATEMENT  OF  HOLDINGS   [DELETE  AS
APPROPRIATE] AS AT [INSERT DATE].


As required by M&G please list all of your stock broker accounts, mutual fund holdings, PEP/ISA or other unitised investment and securities in which you or any Connected Persons have a Beneficial Interest.

This list must be current as of:

(a) in the case of initial reports, no more than 30 business days to becoming an Employee, and

(b) annual reports to be submitted within 10 business days of the last working day of the previous year of investments held as at no earlier than the 30th November of the previous year.

Please sign the form certifying the information that you are reporting.

YOU MUST LIST ALL ACCOUNTS ON TABLE 1 THEN EITHER:

o list all holdings (whether held in the listed accounts or not) on Table 2, or

o    attach copies of the most recent statements of each of the accounts listed.

You may also use this form to report any new accounts opened during the course of the year.

IF YOU HAVE ANY QUESTION AS TO WHETHER A SECURITY ACCOUNT OR HOLDING SHOULD BE REPORTED ON THIS REPORT YOU SHOULD CONSULT WITH YOUR COMPLIANCE DEPARTMENT 020 7548 2886 OR 2376.


(IF YOU DO NOT HOLD ANY SECURITIES (ENTER NONE IN TABLE 1 AND TABLE 2 BELOW), YOU ARE, AS AN EMPLOYEE OF M&G SUBJECT TO THIS POLICY AND THEREFORE THIS FORM MUST BE SIGNED AND RETURNED TO COMPLIANCE)

TABLE 1: ACCOUNTS HELD
Please list, on the table below, all stock brokers accounts, PEP/ISAs, and other unitised investments etc in which you have a Beneficial Interest. See "Definitions" for examples of situations in which you or a Connected Person will be deemed to have a Beneficial Interest in a security.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name of Broker/Manager           Name on Account               Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

TABLE 2: HOLDINGS

Please list, on the table below, all securities in which you or any Connected Person have a Beneficial Interest.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   Name of      Type of        Exchange      Number of         Held Directly/
   Fund/        Security(1)    Ticker        Shares or         Brokerage
   Trust                       Symbol        Principal(2)      Firm Where
   /Security                   or CUSIP      Amount            Held
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1 Insert the following symbol as pertinent to indicate the types of security held: E - Equity, D - Debt, O OEIC/Unit Trust, X - Other
2    For debt securities

NOTE: CONTINUE LISTING AS NECESSARY ON ADDITIONAL SHEETS

I certify that the statements made by me on this form are true and complete, and correct to the best of my knowledge and belief and are made in good faith.

Name:___________________________________________
Signature: _____________________________________
Date: __________________________________________

APPENDIX D: QUARTERLY STATEMENT OF INVESTMENTS

(To be used as an alternative to the electronic confirmation which will normally be sent by email MAGIM SEC and made on M&G's Intranet via 'The I'.)

Quarter ended: _________________________________
To: The Director of Compliance
From: __________________________________________
Date: __________________________________________

o If you have no changes to report 'The I' declaration is all that is required.
o I now report all changes since my previous declaration as required in Table 1 as detailed below.

ACCOUNTS ESTABLISHED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name of Broker/Manager           Name on Account               Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

HOLDINGS
Please list, on the table below, all securities in which you or any Connected Person have a Beneficial Interest.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   Name on      Name of        Number of         Held Directly/     Date
   Account      Fund /         Shares or         Brokerage          Invested
                Trust /        Principal(1)      Firm Where
                Security       Amount            Held
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Signed: _____________________________________________

1    For debt securities